CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Columbia Laboratories, Inc.

We hereby consent to the incorporation by reference into this Registration Statement on Form S-3 of our report dated February 24, 2006, except for the Liquidity paragraph of Note 1 and Note 11, as to which the date is March 10, 2006, on the consolidated financial statements of Columbia Laboratories, Inc. at December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 and our report dated February 24, 2006 on management’s assessment of the effectiveness of internal control over financial reporting, both of which are included in Columbia Laboratories, Inc. 2005 Form 10-K. We also consent to the reference to our Firm under the captions “Experts” in the Registration Statement.

/s/ Goldstein Golub Kessler LLP
Goldstein Golub Kessler LLP
New York, New York

March 28, 2006

1185 Avenue of the Americas Suite 500 New York, NY 10036-2602
TEL 212 372 1800 FAX 212 372 1801 www.ggkllp.com